UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2013

HEALTH ENHANCEMENT PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2804 Orchard Lake Rd., Keego Harbor, Michigan 48320

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Entry into a Material Definitive Agreement

Creation of a Direct Financial Obligation

On April 17, 2013, the Registrant and HEP Investments, LLC, a Michigan limited liability company (“Lender”), entered into the following documents, effective as of April 15, 2013: (i) First Amendment to Loan Agreement under which the Lender has agreed to advance up to a total of $3,750,000 to the Registrant, subject to certain conditions, and (ii) an Amended and Restated Senior Secured Convertible Promissory Note.  These agreements amend agreements the Company entered into with HEP Investments on December 1, 2011 as disclosed in a Current Report on Form 8-K filed December 8, 2011.

As of October 28, 2013, the Lender has advanced the Registrant $3,550,000. As disclosed in the September 30, 2013 10-Q filed on November 12, 2013, HEP Investments has advanced $3,550,000 through October 28, 2013 under the following terms:

A.

$2,707,592 to be convertible into the Registrant’s restricted common stock at the lesser of $.12 per share or a 25% discount off of the ten day trailing quoted price of the common stock in the over the counter (OTC) market, with interest at the rate of 11% per annum.

B.

$592,408 to be convertible into the Registrant’s restricted common stock at the lesser of $.22 per share or a 25% discount off of the ten day trailing quoted price of the common stock in the over the counter (OTC) market, with interest at the rate of 11% per annum.

C.

$250,000 to be convertible into the Registrant’s restricted common stock at the lesser of $.30 per share or a 25% discount off of the ten day trailing quoted price of the common stock in the over the counter (OTC) market, with interest at the rate of 11% per annum.

On December 17, 2013, the Registrant agreed to extend the agreement to a maximum of $4,050,000, with the last $500,000 to be convertible into the Registrant’s restricted common stock at the lesser of $.30 per share or a 25% discount off of the ten day trailing quoted price of the common stock in the over the counter (OTC) market.

Amounts advanced under the Note are secured by all the Registrant’s assets.

The Registrant has agreed to pay the following fees in connection with the Loan transaction (based on the last $500,000 in funding is achieved): (i) a $45,000 closing fee, consisting of $27,000 in cash, and $18,000 in shares of common stock which will be paid by the issuance of 60,000 shares of common stock

The Registrant has made certain agreements with the Lender which shall remain in effect as long as any amount is outstanding under the Loan.  These agreements include an agreement not to make any change in the Registrant’s senior management. Two representatives of the Lender will have the right to attend Board of Director meetings as non-voting observers.

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ENHANCEMENT PRODUCTS, INC.

Date:  December 23, 2013

By: /s/ PHILIP M, RICE II

Philip M. Rice, II, Chief Financial Officer

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